Exhibit 23.2

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

We consent to the incorporation by reference of our report dated January 25, 2004, which is included in this Form SB-2 Registration Statement.

Shelley International CPA
Mesa, Arizona
March 20, 2006